STATEMENT OF ADDITIONAL INFORMATION



BRUCE FUND, INC.
20 North Wacker Drive
Suite 2414
Chicago, Illinois  60606
(312) 236-9160





	This Statement of Additional Information is not a Prospectus, but it should be read in conjunction with the Prospectus. The Prospectus may be obtained by writing or calling BRUCE FUND, INC. Certain information is incorporated by reference to the Report to Shareholders dated JUNE 30, 2003. The Report to Shareholders is available, without charge, upon request by calling 1-800-347-8607. This Statement of Additional Information relates to the Prospectus dated October 30, 2003.




Date:  October 30, 2003





	ORDER OF CONTENTS

Fund History

Classification

Investment Strategies and Risk

Fund Policies

Management of the Fund

Code of Ethics

Control Persons and Principal Holders of Securities

Investment Advisory and Other Services

Brokerage Allocation

Capital Stock and Other Securities

Purchase, Redemption and Pricing of Shares

Taxation of the Fund

Underwriters

Audited Financial Statements as of June 30, 2003

Signatures
Consent of Independent Public Accountants
















STATEMENT OF ADDITIONAL INFORMATION

Fund History:	Bruce Fund, Inc. is a Maryland
corporation incorporated on June 20, 1967. The Fund's only business during the past five years has been an investment company. The name of the Fund was changed to Bruce Fund, Inc., in October 1983.

	Classification: The Fund is an open end, diversified, management investment company.

	Investment Strategies and Risks: The principal strategies followed in seeking to achieve the Fund's primary investment objective of long-term capital appreciation are described in the prospectus. Securities of unseasoned companies, where the risks are considerably greater than common stocks of more established companies, may also be acquired from time to time if the Fund management believes such investments offer possibilities of capital appreciation. The Fund may also invest in securities convertible into common stocks, preferred stocks, other debt securities and warrants. The
Investment Restrictions, to which the Fund is subject, limit the percentage of total fund assets that may be invested in the securities of any one issuer. These restrictions do not apply to securities representing ownership interest in United States Government securities.

Fund Policies: The Fund has adopted certain investment restrictions which are matters of fundamental policy and cannot be changed without the approval of the holders of a majority of the outstanding shares of the Fund as defined by the Investment Company Act. These fundamental policies are:

	1.	Securities of other investment companies will
not be purchased, except the Fund may purchase securities issued by money market funds.

	2.	The Fund will not acquire or retain any
security issued by a company if one or more officers or directors of the Fund or any affiliated persons of its investment adviser beneficially own more than one-half of one percent (0.5%) of such company's stock or other securities, and all of the foregoing persons owning more than one-half of one percent (0.5%) together own more than 5% of such stock or security.

	3.	The Fund will not borrow money or pledge any of
its assets.

	4.	Investments will not be made for the purpose of
exercising control or management of any company.  The
Fund will not purchase securities of any issuer if, as a result of such purchase, the Fund would hold more than 10% of the voting securities of such issuer.

5.	The Fund will not sell short, buy on margin or
engage in arbitrage transactions.

	6.	The Fund will not lend money, except for the
purchase of a portion of an issue of publicly-distributed debt securities.

	7.	The Fund will not buy or sell commodities,
commodity futures contracts or options on such contracts.

	8.	The Fund will not act as an underwriter or
distributor of securities, other than its own capital stock, except as it may be considered a technical
"underwriter" as to certain securities which may not be publicly sold without registration under the Securities
Act of 1933.

	9.	The Fund will not purchase or write any puts,
calls or combinations thereof. The Fund may, however, purchase warrants for the purchase of securities of the same issuer issuing such warrants, or of a subsidiary of such issuer. The investment in warrants, valued at the lower of cost or market, may not exceed 5.0% of the value of the Fund's net assets. Included within that amount, but not to exceed 2.0% of the value of the Fund's net assets, may be Warrants which are not listed on a national exchange. Warrants acquired by the Fund in units or attached to securities may be deemed to be without value.

	10.	The Fund will not purchase or own real estate
or interests in real estate, except in the marketable securities of real estate investment trusts.

	11.	The Fund will not purchase any securities which
would cause more than 10% of the Fund's net assets at the time of purchase to be invested in securities which may not be publicly sold without registration under the Securities Act of 1933.

	12.	Not more than 25% of the value of the Fund's
total assets (exclusive of government securities) will be invested in companies of any one industry or group of related industries. The Fund will not issue senior securities.

	13.	The Fund will be required to have at least 75%
of the value of its total assets represented by (i) cash and cash items (including receivables), (ii) government securities as defined in the Investment Company Act of 1940, and (iii) other securities, limited in respect of any one issuer to an amount not greater in value than 5% of the value of the total assets of the Fund and to not more than 10% of the outstanding voting securities of the issuer.

	14.	The Fund will not invest in oil, gas or other
mineral leases.

	It is the policy of the Fund not to invest more than 5% of the value of the Fund's total assets in securities of issuers, including their predecessor, which have been in operation less than three years. Registrant does not presently invest in foreign securities and has no present plans to make such investments. There is no restriction against making investments in the securities of unseasoned issuers or of foreign issuers and such investments may be made in management's discretion, without approval of a majority of the Fund's outstanding voting securities. Management has no present intention of changing either policy described.

MANAGEMENT OF THE FUND

The Fund is managed by its officers and directors. It has no advisory board, and no standing committees of the board of directors. Directors are elected at the annual meeting and serve until the successor of each shall have been duly elected and shall have qualified. Independent directors (I.D.) constitute a majority of the board.



 The current board of directors is:


Directors

	(1) *Robert B. Bruce
	Age 72


Business Experience
for Last Five Years

l974 to present -
principal, Bruce and Co.
(investment advisor);
l982 to present -
Chairman of Board of
Directors, Treasurer,
Professional Life &
Casualty Company (life
insurance issuer),
previously Assistant
Treasurer.

             (2) Ward M. Johnson
(I.D.)
	Age 66

2002 to present - Real
Estate Sales, Landings
Co.; 2000 to 2002
President, Savannah
Capital (viatical
investments); l997 to
2000 - Publisher
"Florida
Golfer"magazine.

             (3) John R. Nixon
(I.D.)
	Age 62

Member, Chicago Board
Options Exchange, Trader


	Mr. Bruce has been a director since l983; Mr. Ward M. Johnson was elected in December, l985 and Mr. Nixon was elected in December, 1999.

	*R. Jeffrey Bruce is Vice President and Secretary of the Fund, and is Vice President of Bruce and Co., the Fund manager. He has held these positions since 1983. R. Jeffrey Bruce is the son of Robert B. Bruce. (* Indicates Affiliated Person)

	Compensation Table: Robert B. Bruce and R. Jeffrey Bruce are officers and stockholders of the Fund manager, Bruce and Co., which is paid a management fee by the Fund. There are no concessions to directors or affiliated persons who invest in Fund shares. Directors aggregate annual compensation is listed below:

            Ward M. Johnson       $100.00
             John R. Nixon           $100.00
	Code of Ethics
	The Fund and the Fund manager have adopted a Code of Ethics designed to ensure that the interests of fund shareholders come before the interests of the people who manage the fund. Among other provisions, the Code of Ethics requires all investment personnel with access to information about the purchase or sale of securities by the fund to report to the Board of Directors all transactions in covered securities, which is reviewed quarterly.
Control Persons and Principal Holders of Securities

(a)	Robert B. Bruce is believed by management to be the only person who owns beneficially, either directly or indirectly, more than 25% of the voting securities of the Fund. (See, (b) below). Bruce Fund, Inc. is a Maryland corporation. In that no major corporate measure requires approval by more than 75% of all outstanding shares, no person voting alone could permit:

(1)	the consolidation, merger, share exchange or transfer of
assets to another person;

(2)	the distribution of a portion of the assets of the Fund to
its stockholders in partial liquidation;

(3)	the voluntary dissolution of the Fund;

(4)	the "business combination" of the Fund with another person
as described in Maryland General Corporation Law, Sec. 3-601 through
3-603.

(b)	Robert B. Bruce owned 40.9%, and R. Jeffrey Bruce owned 5.9%, of the outstanding shares of the Fund at June 30, 2003. No other person is known to the Board of Directors of the Fund to be the beneficial owner of more than 5%.

(c)	Robert B. Bruce, President of the Fund and principal owner of
Bruce and Co., investment adviser to the Fund, presently owns 11,857 shares of the Fund, and his wife owns 761 shares; Mr. Bruce disclaims any beneficial ownership in Mrs. Bruce's shares. All other directors, Ward M. Johnson and John R. Nixon, own no shares.

Investment Advisory and Other Services

(a)	The Board of Directors basis for annually approving or
disapproving the existing investment advisory contract, include all of the following: the reasonableness of fees; extent and quality of services provided; investment performance of the fund; control of operating expenses; other revenue to the advisor; and the manner in which portfolio transactions of the fund are conducted.

(b)	Bruce and Co., an Illinois corporation controlled by Robert B.
Bruce, is the only investment adviser to the Fund. Mr. Bruce is in control of the adviser, and is Chairman of the Board of Directors, President and Treasurer of the Fund. R. Jeffrey Bruce is the son of Robert B. Bruce, is employed by, and a stockholder, officer and director of, Bruce and Co. and is Vice-President and Secretary of the Fund.

	The advisory fee payable by the Fund to Bruce and Co. is a percentage applied to the average net assets of the Fund as follows:

Annual Percentage Fee
Applied to Average Net Assets
of Fund


1.0%
Up to $20,000,000; plus


0.6%
$20,000,000 through
$100,000,000; plus


0.5%
over  $100,000,000

	A fee installment will be paid in each month and will be computed on the basis of the average of the daily closing net asset values for each business day of the previous calendar month for which the fee is paid
(e.g., 1/12% of such average will be paid in respect to each month in which such average is less than $20 million).

(1)	The advisory fee paid to Bruce and Co. during 2003 was
$40,913, during 2002 was $36,497, and during 2001 was $29,115.

(2)	The Fund is not subject to any expense limitation
provision.

(c)	The following services furnished for and on behalf of the Fund are supplied and paid for wholly or in substantial part by the investment adviser in connection with the Investment Advisory Contract:

	The adviser provides suitable office space in its own offices and all necessary office facilities and equipment for managing the assets of the Fund; members of the adviser's organization serve without salaries from the Fund as directors, officers or agents of the Fund, if duly elected or appointed to such positions by the shareholders or by the Board of Directors;
the adviser bears all sales and promotional expenses of the Fund, other than expenses incurred in complying with laws regulating the issue or sale of securities.

(d)	There are no fees, expenses, and costs of the Fund which are to be paid by persons other than the investment adviser or the Fund.

(e)	There are no management related service contracts under which services are provided to the Fund.

(f)	No person other than a director, officer, or employee of the
Fund or person affiliated with Bruce and Co. regularly furnishes advice to the Fund and to Bruce and Co. with respect to the desirability of the Fund's investing in, purchasing and selling securities or other property or is empowered to determine what securities or other property should be purchased or sold by the Fund and no other person receives, directly or indirectly, remuneration for such advice, etc.

(g)	There is no plan pursuant to which the Fund incurs expenses
related to the distribution of its shares and there are no agreements relating to the implementation of such a plan.

(h)	The Fund's custodian is Fifth Third Bank, 38 Fountain Square
Plaza, Cincinnati, Ohio 45263. The Fund's independent public accountant is Grant Thornton LLP, 175 West Jackson, Chicago, Illinois 60604.

	The above named custodian has custody of all the Fund's securities. It accepts delivery and makes payment for securities purchased and makes delivery and receives payment for securities sold. The Fund's Shareholder and Transfer Agent is Unified Advisers, Inc., 431 N. Pennsylvania Street, Indianapolis, Indiana 46204-1897; it receives and processes all orders by investors to purchase and to redeem Fund's shares, maintaining a current list of names and addresses of all stockholders and their respective holdings. Upon receipt of authorization to make payment of Fund expenses from the investment adviser, the above named custodian makes such payments from deposits of the Fund, and sends confirmation of all bills paid. Unified Advisers, Inc. pays dividends, makes capital gain distributions and mails annual reports and proxy statements to stockholders.

	Certified independent public accountants performed an annual audit of Fund's financial statements for each of the ten years ended June 30, 2003.

Brokerage Allocation

(a)	Decisions to buy and sell securities for the Fund, the selection of brokers and negotiation of the commission rates to be paid, or mark-ups (or mark-downs) on principal transaction, are made by Bruce and Co.
Robert B. Bruce, an employee of the Fund and owner of Bruce and Co., is primarily responsible for making the Fund's portfolio decisions, subject to direction by the Board of Directors of the Fund. He is also primarily responsible for placing the Fund's brokerage business and, where applicable, negotiating the amount of the commission rate paid taking into account factors described in paragraph (c) below. It is the adviser's policy to obtain the best security price and execution of transactions available. During each of the last three fiscal years, the total brokerage commissions on the purchases and sales of portfolio securities by the Fund were:
	Total Brokerage Commissions:
				2003		      $9,600
	 			2002		      $6,639
                    2001		      $1,310



(b)	None of the brokers with whom the Fund dealt in the last three years was affiliated in any manner with the Fund, or with any affiliated person of the Fund, including the investment adviser.

(c)	Brokers are selected to effect securities transactions for the
Fund based on the adviser's overall evaluation of the commission rates charged, the reliability and quality of the broker's services and the value and expected contribution of such services to the performance of the Fund. Where commissions paid reflect services furnished in addition to execution, the adviser will stand ready to demonstrate that such services were bona fide and rendered for the benefit of the Fund. Such commissions may, on occasion, be somewhat higher than could be obtained from brokers not supplying such services. The adviser considers the supplementary research and statistical or other factual information provided by dealers in allocating portfolio business to dealers. Such allocation is not on the basis of any formula, agreement or understanding.

	It is not possible to place a dollar value on such research and other information and it is not contemplated that the receipt and study of such research and other information will reduce the cost to Bruce and Co. of performing duties under the Advisory Agreement. The Board of Directors of the Fund has permitted the Fund to pay brokerage commissions which may be in excess of those which other brokers might have charged for effecting the same transactions, in recognition of the value of the brokerage and research services provided by the executing brokers. The research, which is received from brokers, includes such matters as information on companies, industries, economic and market factors. The information received may or may not be useful to the Fund, and may or may not be useful to the investment adviser in servicing other of its accounts.

	Bruce and Co. attempts to evaluate the overall reasonableness of the commissions paid by the Fund by attempting to negotiate commissions which are within a reasonable range, in the light of any knowledge available as to the levels of commissions being charged, but keeping in mind the brokerage and research services provided. Bruce and Co. will not execute portfolio transactions for the Fund and does not expect to receive reciprocal business from dealers who do so. Purchases and sales of securities which are not listed or traded on a securities exchange will ordinarily be executed with primary market makers, acting as principals, except where better prices or execution may otherwise be obtained.

(d)	Bruce and Co. is not aware that any of the Fund's brokerage
transactions during the last fiscal year were placed pursuant to an agreement or understanding with a broker or otherwise through an internal allocation procedure because of research services provided.



Capital Stock and Other Securities

	Bruce Fund, Inc. has only one class of authorized stock, Capital Stock, $1.00 par value; its Articles of Incorporation authorize the Issuance of 200,000 such shares. Stockholders are entitled to one vote per full share, to such distributions as may be declared by the Fund's Board of Directors out of funds legally available, and upon liquidation to participate ratably in the assets available for distribution. The holders have no preemptive rights. All shares have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of such directors if they choose to do so, and, in such event, the holders of the remaining shares so voting will not be able to elect any directors. The shares are redeemable (as described in the Prospectus) and are transferable. All shares issued and sold by the Fund will be fully paid and non-assessable. There are no material obligations or potential liabilities associated with ownership of Fund stock. There are no conversion rights and no sinking fund provisions.

Purchase, Redemption and Pricing of Shares

	See Prospectus, "Purchasing Fund Shares " and "Redemption of Fund Shares". There are no underwriters and no distribution of expenses of offering price over the net amount invested. There is no difference in the price at which securities are offered to public and individual groups and the directors, officers and employees of the Fund or its adviser.

Taxation of the Fund

	The Fund intends to distribute all taxable income to its shareholders and otherwise comply with the provisions of the Internal Revenue Code applicable to regulated investment companies. Therefore, no provision will be made for Federal income taxes since the Fund has elected to be taxed as a "regulated investment company".

	On dividends from ordinary income and short-term gains the stockholders pay income tax in the usual manner. The dividend-received exclusion does not apply to capital gains distributions. The dividend-received exclusion is subject to proportionate reduction if the aggregate dividends received by the Fund from domestic corporations in any year is less than 75% of the Fund's gross income exclusive of capital gains. Statements will be mailed to shareholders in January of the year after the close of the fiscal year showing the amounts paid and the tax status of the year's dividends and distribution. The dividends and long-term capital gains are taxable to the recipient whether received in cash or reinvested in additional shares. Federal legislation requires the Fund to withhold and remit to the Treasury a portion (20%) of dividends payable if the shareholder fails to furnish his taxpayer identification number to the Fund, if the Internal Revenue Service notifies the Fund that such number, though furnished, is incorrect, or if the shareholder is subject to withholding for other reasons set forth in Sec. 3406 of the Internal Revenue Code.

Underwriters

	The Fund will continuously offer public distribution of its securities. There are no underwriters with respect to such public distributions.

Financial Statements:

The Financial Statements filed herewith consist of:

A.	Audited Financial Statements as of June 30, 2003, including:

(1)	Balance Sheet
(2)	Statement of Operations
(3)	Notes to Financial Statements
(4)	Schedule of  Investments
(5)	Statement of Changes in Net Assets, years ended June 30,
2003
and 2001
(6)	Report of independent public accountants, dated July 18,
2003
(7)	Financial Highlights

Other information respecting Bruce Fund, Inc. is included in Part C, filed heretofore.


	      June 30, 2003

Management Discussion and Analysis

The Bruce Fund shares produced a total return of 41.9% for the year ended June 30, 2003, compared to a total return of minus 1.5% for the S&P 500 Index for the same period. Both stock and bond holdings performed well in the period. By investing in areas other than the large capitalization S&P 500 type securities, the Fund provided positive results.

	Fund management concentrates its efforts at finding what it sees as the best opportunities for capital appreciation. Areas of interest have been restructuring companies, smaller cap equities and higher yielding debt securities. We have attempted to find securities, whether they be stocks or bonds, which offer the most favorable risk/reward dynamic, in our opinion.

	As stated in the Prospectus, the Fund's objective is long-term capital appreciation from stocks and/or bonds. Shareholders are invited to use the toll-free number (800) 347-8607 to obtain any Fund information.



Bruce
Fund       S&P 500
$9,116     $10,141
$11,466   $12,780
$13,852   $16,101
$14,701    $21,688
$19,078    $28,227
$16,510   $33,737
$16,748   $35,751
$22,150    $30,095
$23,980    $24,329
$34,050    $23,964






  Bruce Fund Average Annual Total Return
                    One Year    Five Years     Ten Years
Untaxed      41.99%     12.32%         13.04%
Maximum Tax Rate38.20%9.44%10.83%
MTR & Liquidated
22.84%

8.95%

10.05%






       After-tax returns are calculated using the historical highest individual federal marginal income tax rates, and do not reflect the impact of state and local taxes; and actual after-tax returns depend on the investor's tax situation and are not relevant in tax deferred accounts. Past performance is not predictive of future results.






                          BRUCE FUND, INC.
	BALANCE SHEET
	JUNE 30, 2003

ASSETS
Investments, at Market Value (Cost $3,832,901)	$5,302,480
	Cash		   43,486
	Dividends Receivable	  140
	Interest Receivable	32,559
	Prepaid Insurance	    465

		TOTAL ASSETS	$5,379,130

LIABILITIES
	Accrued Expenses	  $    35,268

		TOTAL LIABILITIES	    35,268

CAPITAL
	Capital Stock (29,001 Shares of $1 Par Value
	  Capital Stock Issued and Outstanding; 200,000
	  Shares Authorized)	      29,001
	Paid-in Surplus	3,364,759
Accumulated Undistributed Net Investment Income	263,772
Accumulated Net Realized Gains on Investments	216,751
Net Unrealized Appreciation on Investments	1,469,579

		TOTAL CAPITAL (NET ASSETS)	$5,343,862

		     TOTAL LIABILITIES AND CAPITAL	$5,379,130

NET ASSET VALUE (Capital) Per Share	$     184.27

The accompanying notes are an integral part of this statement.


	BRUCE FUND, INC.
	STATEMENT OF OPERATIONS
	FOR THE YEAR ENDED JUNE 30, 2003

INVESTMENT INCOME
	Dividends	$  35,768
	Interest		 188,972
				$ 224,740
EXPENSES
	Management Fees	$ 40,913
	Custodian/Security Transaction	  2,202
	Directors	202
	Transfer Agent Fees	10,000
	Legal Fees	  700
	Audit and Accounting Fees	10,276
	Insurance	1,009
	Printing                  	700

	Total Expenses Before Expense Reimbursemen	66,002

		Expense Reimbursement    	(8,600)

		Net Expenses	   57,402

		NET INVESTMENT INCOME	167,338

REALIZED AND UNREALIZED GAINS ON INVESTMENTS
    Net Realized Gains on Investments
344,104
Net Change in Unrealized Appreciation on Investments
1,076,501

	NET GAIN ON INVESTMENTS	1,420,605

NET INCREASE IN NET ASSETS RESULTING FROM
OPERATIONS	$ 1,587,943
The accompanying notes are an integral part of this statement.
















 	BRUCE FUND, INC.
	NOTES TO FINANCIAL STATEMENTS
	June 30, 2003



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

	The financial statements of Bruce Fund, Inc. (the
"Fund") have been prepared in conformity with accounting principles generally accepted in the United States of America ("US GAAP") and reporting practices prescribed for the mutual fund industry. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	A description of the significant accounting policies follows:

	1.	Portfolio valuation:  Market value of investments
is based on the last sales price reported on each valuation date. If there were no reported sales on that day, the investments are valued using the mean of the closing bid and asked quotations obtained from published sources.
NASDAQ and unlisted securities for which quotations are available are valued at the closing bid price.

2.	Securities transactions and investment income:
Securities transactions are recorded on a trade date basis.
Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income is recorded as earned, and discounts on investments are accreted into income using the effective interest method.
Realized gains or losses from securities transactions are recorded on the specific identification method for both book and tax purposes. At June 30, 2003, the cost of investments held was $3,832,901 for both financial reporting and federal income tax purposes. At June 30, 2003, gross unrealized appreciation on investments was $1,708,355 and gross unrealized depreciation on investments was $(238,776) for both financial reporting and federal income tax purposes.

3.	In preparing financial statements in conformity
with accounting principles generally accepted in the United
States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.





NOTE B - CAPITAL STOCK:

	During the years ended June 30, 2003 and June 30,
2002, there were 1,545 and 32 shares redeemed; 2,053 and 916 shares issued and 3,071 and 3,619 shares issued through dividend reinvestment, respectively.

 NOTE C - PURCHASES AND SALES OF SECURITIES:

	During the year ended June 30, 2003, purchases and sales of securities with original maturities of greater than one year were $2,201,236 and $1,221,589 respectively.

NOTE D - RELATED PARTIES

	Bruce and Company, an Illinois corporation, is the
investment advisor of the Fund and furnishes investment
advice. In addition it provides office space and facilities
and pays the cost of all prospectuses and financial reports
(other than those mailed to current shareholders). During
2003 the investment adviser also voluntarily absorbed
certain transfer agent expenses of the Fund that the
investment adviser felt exceeded the amount that would have
been charged to the Fund, based on its size.  These
expenses approximated $8,600 in 2003.  Compensation to
Bruce and Company for its services under the Investment
Advisory Contract is paid monthly based on the following:
Annual Percentage Fee  	Applied to Average Net Assets
of Fund
  1.0%                       Up to $20,000,000; plus
 0.6%                   $20,000,000 to $100,000,000; plus
0.5%		            over $100,000,000.
	As of June 30, 2003, Robert B. Bruce owned 11,857 shares and R. Jeffrey Bruce owned 1,698 shares. Robert B.
Bruce is a director of the Fund; both Robert B. Bruce and
R. Jeffrey Bruce are officers of the Fund and are officers, directors and owners of the investment advisor, Bruce and Company.

NOTE E - TAXES:

	The Fund has made distributions to its shareholders so as to be relieved of all Federal income tax under provisions of current tax regulations applied to regulated investment companies, and personal holding companies.

NOTE F - DIVIDEND DISTRIBUTION:

	During December 2002, the Fund announced a dividend from net investment income of $5.30 per share, aggregating
$134,178 and a long-term capital gain distribution of $12.40 per share aggregating $313,925. These distributions were payable December 31, 2002 to shareholders of record on December 28, 2002.




	BRUCE FUND, INC.
	STATEMENTS OF CHANGES IN NET ASSETS
	FOR THE YEARS ENDED JUNE 30, 2003 AND 2002

			2003        2002
OPERATIONS
Net Investment Income         $  167,338    $  156,369
Net Realized Gains on Investments 344,104      470,008
Net Change in Unrealized Appreciation	  on Investments
1,076,501      (360,738)
Net Increase in Net Assets
Resulting from Operations    1,587,943        265,639

DISTRIBUTIONS TO SHAREHOLDERS
Distributions from Net Investment Income
(134,178)         (172,037)
Distributions from Net Capital Gains
(313,925)         (370,955)
Decrease in Net Assets Resulting from
Distributions to Shareholders
(448,103)         (542,992)

CAPITAL STOCK TRANSACTIONS
Proceeds from Shares Issued  316,408      155,300
Increase from Shares Issued in Reinvested
 Distributions              443,898	       537,560
Cost of Shares Redeemed   (259,373)        (5,320)
Increase in Net Assets Resulting from
Capital Stock Transactions 500,933         687,540

TOTAL INCREASE           1,640,773        410,187

NET ASSETS
Beginning of Year       3,703,089        3,292,902
End of Year (including accumulated undistributed
net investment income of $263,772 and $306,895,
respectively)        $ 5,343,862      $3,703,089




The accompanying notes are an integral part of these statements.


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Shareholders and Board of
Directors of Bruce Fund, Inc.:
	We have audited the accompanying balance sheet of Bruce Fund, Inc. (a Maryland corporation), including the schedule of investments, as of June 30, 2003, and the related statement of operations for the year then ended, the statements of changes in net assets for the years ended June 30, 2003 and June 30, 2002, and the financial highlights included in Note G for the three years ended June 30, 2003. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights included in Note G for the two years ended June
30, 2000 were audited by other auditors, who issued unqualified opinions on these highlights.
	We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 2003, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
	In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Bruce Fund, Inc. as of June 30, 2003, the results of its operations for the year then ended, the changes in its net assets for the years ended June 30, 2003 and June 30, 2002, and the financial highlights for the three years ended June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.
	GRANT THORNTON LLP


Chicago, Illinois
July 18,  2003


NOTE G - FINANCIAL HIGHLIGHTS:

Selected data for each share of capital stock outstanding through each year is presented below :


2003        2002           2001          2000	      1999

Net Asset Value, Beginning of Period  (B)
$145.67    $157.42       $128.15     $135.51        $175.27
	Net Investment Income
6.19          6.76       4.74         4.41            4.02
Net Gains or (Losses) on Investments
14.71          6.74           35.43          (3.77)     (26.18)
		(both realized and unrealized)
	  Total From Investment Operations
20.90        13.50      40.17         0.64      	    (22.16)
	Distribution (from net investment
		income) (A)
(5.30)      (8.00)     (1.90)        (4.50)	         (4.40)
	Distribution (from net capital gain) (A)
(12.40)     (17.25)    (9.00)        (3.50)        (13.20)
	  Total Distributions
(17.70)     (25.25)   (10.90)       (8.00)        (17.60)
Net Asset Value, End of Period (C)
$184.27    $145.67   $ 157.42    $ 128.15       $ 135.51

 Total Return
41.99%       8.26%    32.26%       1.44%	    (13.46%)
Ratios/Supplemental Data

Net Assets, End of Period ($ million)
$ 5.34     $   3.70   $   3.29    $  2.52       $  2.60
Ratio of Expenses to Average Net Assets
 1.41%      1.46%         1.60%      1.71%         1.64%
Ratio of Net Income to Average Net Assets
4.11%      4.27%         3.28%       3.55%         2.59%
Portfolio Turnover Rate
30.72%    28.59%        49.42%        22.26%       34.78%





  BRUCE FUND
OFFICERS AND
  DIRECTORS


Robert B. Bruce
President and Treasurer


R. Jeffrey Bruce
Vice President and Secretary


John R. Nixon
Director


W. Martin Johnson
Director


Investment Adviser
	Bruce and Co., Inc.
	Chicago, Illinois


Custodian
	Fifth Third Bank
	Cincinnati, Ohio


Transfer Agent
	Unified Advisers, Inc.
	Indianapolis, Indiana


Counsel
	Thomas P. Ward
	Lake Forest, Illinois


Independent Public Accountants
	Grant Thornton LLP
	Chicago, Illinois



Signatures
	Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 the Registrant certifies that it meets all of the requirements for effectiveness of this Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Chicago and the State of Illinois on the 30th day of October, 2003.

Bruce Fund, Inc.
By:   Robert B. Bruce		By:  W. Martin Johnson
	President and Treasurer		Director
By:  R. Jeffrey Bruce 	By:  John R. Nixon
	Vice President and Secretary	Director










CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption
"Independent Certified Public Accountants" and to the use of our report dated June 30, 2003, in this Annual Report and Registration Statement (File Numbers 2-27183 and 811-
1528) of Bruce Fund, Inc.




Grant Thornton LLP

Chicago, Illinois
October 30, 2003

 The Fund frequently purchases and sells securities from dealers acting as principals; no commissions are paid on such transactions but do include mark-ups (or mark-downs).
Figures are based on average daily shares outstanding
 during year, with the following
exceptions:  (A)  number of shares at dividend payment
 date, (B) number of shares at
beginning of year, (C) number  of shares at end of year.
 Ratio of expenses to average net assets before reimbursement for 2003, 2002, 2001, 2000,and 1999 was  1.62%,  1.67%, 1.85%, 2.18%, and 2.01% respectively.


   Ratio of net income to average net assets before reimbursement for 2003, 2002, 2001, 2000, and 1999 was
     3.90%, 4.07%, 3.03%, 3.08%, and 2.22% respectively.


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